SECURITY AGREEMENT
(Senior)

THIS SECURITY AGREEMENT dated as of August 21, 2008 (this "Agreement"), is by and between REMOTE KNOWLEDGE, INC., a Delaware corporation (the "Debtor"), and SLW INTERNATIONAL, LLC, a Texas limited liability company ("Secured Party").

R E C I T A L S:

A.           Debtor has executed and delivered to Secured Party that certain Senior Convertible Note in the original principal amount of $800,000.00 dated of even date herewith (such promissory note, as the same may be renewed, extended, increased, amended or modified from time to time, is referred to herein as the "Note").

B.           Secured Party has conditioned its obligations under the Note upon, among other things, the execution and delivery of this Agreement by Debtor.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

Security Interest

Section 1.1                                Security Interest.  Debtor hereby grants to Secured Party a security interest in the following property, whether now owned or existing or hereafter arising or acquired and wherever arising or located (such property being hereinafter sometimes called the "Collateral"):

a)           all of its accounts, accounts receivable, contract rights, general intangibles, chattel paper, instruments, documents, promissory notes, deposit accounts, funds on deposit with Secured Party, investment property, investment securities, financial assets, letter of credit rights, electronic chattel paper, software, supporting obligations, payment intangibles, commercial tort claims and all other personal property, whether now owned or hereafter acquired, including without limitation, all lease receivables and note receivables, all cash, notes, drafts and acceptances arising therefrom, all returned and repossessed goods arising from or relating to any such accounts, or other proceeds of any sale, lease or other disposition of inventory, all tradenames, trademarks, patents and other licenses, and all proceeds (including insurance proceeds) and products thereof;

b)           all of its inventory, whether now owned or hereafter acquired, including, without limitation, all raw materials, goods in process, finished goods and other tangible personal property held for sale or lease or furnished or to be furnished under contracts for service or used or consumed in Debtor's trade or business and all additions, accessions, substitutions, attachments and replacements thereto and all contracts with respect thereto and all documents of title evidencing or representing any part thereof and all products and proceeds (including insurance proceeds) thereof; and

c)           all of its machinery, equipment, rolling stock, furniture, fixtures and personalty of every nature and description, whether now owned or hereafter acquired, and all appurtenances, accessions and additions thereto and substitutions and replacements therefor, wheresoever located, including all tools, parts and accessories used in connection therewith, and all products and proceeds thereof (including insurance proceeds).

All terms used herein that are defined in the Uniform Commercial Code as adopted in the State of Texas shall have the meanings specified in the Uniform Commercial Code as adopted by the State of Texas as in effect from time to time (the "UCC").

Section 1.2)                                Obligations.  The Collateral shall secure the following obligations, indebtedness, and liabilities (all such obligations, indebtedness, and liabilities being hereinafter sometimes called the "Obligations"):

a)           the obligations and indebtedness of Debtor to Secured Party evidenced by the Note;

b)           all future advances by Secured Party to Debtor;

c)           the Obligations (as defined in the Note);

d)           all costs and expenses, including, without limitation, all attorneys' fees and legal expenses, incurred by Secured Party to preserve and maintain the Collateral, collect the obligations herein described, and enforce this Agreement;

e)           all other obligations, indebtedness, and liabilities of Debtor to Secured Party, now existing or hereafter arising, regardless of whether such obligations, indebtedness, and liabilities are similar, dissimilar, related, unrelated, direct, indirect, fixed, contingent, primary, secondary, joint, several, or joint and several; and

f)           all extensions, renewals, and modifications of any of the foregoing and all promissory notes given in extension, renewal or modification of any of the foregoing.

ARTICLE II.

Representations and Warranties

To induce Secured Party to enter into this Agreement and the Note, Debtor represents and warrants to Secured Party that:

Section 2.1                                Title.  Debtor owns, and with respect to Collateral acquired after the date hereof Debtor will own, the Collateral free and clear of any lien, security interest, or other encumbrance other than in favor of Muragai LLC, a Delaware corporation, as Lender Representative (as defined in the Credit Agreement (hereinafter defined)) for the Lenders (as defined in the Credit Agreement) (the “Junior Secured Party”) pursuant to that certain Security Agreement dated as of even date herewith (the “Junior Security Agreement”).  Secured Party, by its acceptance hereof, acknowledges that the Junior Secured Party has a second priority security interest and liens in the Collateral pursuant to the Junior Security Agreement.

Section 2.2                                Accounts.  Unless Debtor has given Secured Party written notice to the contrary, whenever the security interest granted hereunder attaches to an account, Debtor shall be deemed to have represented and warranted to Secured Party as to each and all of its accounts that (a) each account is genuine and is in all respects what it purports to be, (b) each account represents the legal, valid, and binding obligation of the account debtor evidencing indebtedness unpaid and owed by such account debtor arising out of the performance of labor or services by Debtor or the sale or lease of goods by Debtor, (c) the amount of each account represented as owing is the correct amount actually and unconditionally owing except for normal trade discounts granted in the ordinary course of business, and (d) no account is subject to any offset, counterclaim, or other defense.

Section 2.3                                Financing Statements.  Except for those in favor of Subordinated Lenders, no financing statement, security agreement, or other lien instrument covering all or any part of the Collateral is on file in any public office, except as may have been filed in favor of Secured Party.

Section 2.4                                Jurisdiction of Organization; Legal Name.  Debtor is a Delaware corporation.  Debtor's legal name set forth in its Certificate of Incorporation filed with the Delaware Secretary of State, as amended to date is: Remote Knowledge, Inc.  Debtor's organizational ID is 3679746.

Section 2.5                                Principal Place of Business.  The principal place of business and chief executive office of Debtor, and the office where Debtor keeps its books and records, is located at the address of Debtor listed in the Note.

Section 2.6                                Location of Collateral.  All inventory, machinery, and equipment of Debtor are located at the address of Debtor listed in the Note.

Section 2.7                                Business Purpose.  The Collateral is used, acquired and held exclusively for business purposes and no portion of the Collateral is consumer goods.  The Obligations were incurred solely for business purposes and not as a consumer-goods transaction or a consumer transaction.

ARTICLE III.

Covenants

Debtor covenants and agrees with Secured Party that until the Obligations are paid and performed in full:

Section 3.1                                Maintenance.  Debtor shall maintain the Collateral in good operating condition and repair and shall not permit any waste or destruction of the Collateral or any part thereof.  Debtor shall not use or permit the Collateral to be used in violation of any law or inconsistently with the terms of any policy of insurance.  Debtor shall not use or permit the Collateral to be used in any manner or for any purpose that would impair the value of the Collateral or expose the Collateral to unusual risk.

Section 3.2                                Encumbrances.  Debtor shall not create, permit, or suffer to exist, and shall defend the Collateral, against any lien, security interest, or other encumbrance on the Collateral except the security interest of Secured Party hereunder and the security interest of Senior Lender, and shall defend Debtor's rights in the Collateral and Secured Party's security interest in the Collateral against the claims of all persons and entities.

Section 3.3                                Modification of Collateral.  Debtor shall do nothing to impair the rights of Secured Party in the Collateral.  Without the prior written consent of Secured Party, Debtor shall not grant any extension of time for any payment with respect to the Collateral, or compromise, compound, or settle any of the Collateral, or release in whole or in part any person or entity liable for payment with respect to the Collateral, or allow any credit or discount for payment with respect to the Collateral other than normal trade discounts granted in the ordinary course of business, or release any lien, security interest, or assignment securing the Collateral, or otherwise amend or modify any of the Collateral.

Section 3.4                                Disposition of Collateral.  Debtor shall not sell, lease, or otherwise dispose of the Collateral or any part thereof without the prior written consent of Secured Party, except Debtor may sell inventory in the ordinary course of business.

Section 3.5                                Further Assurances.  At any time and from time to time, upon the request of Secured Party, and at the sole expense of Debtor, Debtor shall promptly execute and deliver all such further instruments and documents and take such further action as Secured Party may deem necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Agreement.  Debtor shall promptly endorse and deliver to Secured Party all documents, instruments, and chattel paper that it now owns or may hereafter acquire which constitute Collateral or relate to the Collateral.

Section 3.6                               Risk of Loss; Insurance.  Debtor shall be responsible for any loss of or damage to the Collateral.  Debtor shall maintain insurance on the Collateral as provided in the Note.

Section 3.7                                Inspection.  Debtor shall permit Secured Party and its representatives to examine or inspect the Collateral wherever located and to examine, inspect, and copy Debtor's books and records at any reasonable time and as often as Secured Party may desire all as further provided in the Note.

Section 3.8                                Notification.  Debtor shall promptly notify Secured Party of (a) any lien, security interest, encumbrance, or claim made or threatened against the Collateral, and (b) any material change in the Collateral, including, without limitation, any material damage to or loss of the Collateral.

Section 3.9                               Organizational Changes.  Debtor shall not, without the prior written consent of Secured Party, change its name, identity, organizational structure or state of organization (including, without limitation, through any merger or reorganization).  Debtor shall not do business under any trade name, unless such trade name has been disclosed to Secured Party.  Debtor shall not change its principal place of business, chief executive office, or the place where it keeps its books and records unless it shall have given Secured Party thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by Secured Party to cause its security interest in the Collateral to be perfected with the priority required by this Agreement.

Section 3.10                             Books and Records; Information.  Debtor shall keep accurate and complete books and records of the Collateral and Debtor's business and financial condition in accordance with generally accepted accounting principles consistently applied.  Debtor shall from time to time at the request of Secured Party deliver to Secured Party such information regarding the Collateral and Debtor as Secured Party may request, including, without limitation, lists and descriptions of the Collateral and evidence of the identity and existence of the Collateral.  Debtor shall mark its books and records to reflect the security interest of Secured Party under this Agreement.

Section 3.11                             Location of Collateral.  Debtor shall not move any of its equipment, machinery, or inventory from the location specified in Section 2.6 without the prior written consent of Secured Party.

Section 3.12                             Landlord Waivers or Subordinations.  Debtor shall cause each landlord of real property leased by Debtor to execute and deliver instruments satisfactory in form and substance to Secured Party by which such landlord waives or subordinates its rights, if any, in the Collateral.

ARTICLE IV.

Rights of Secured Party

Section 4.1                                Power of Attorney.  Debtor hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of Debtor or in its own name, upon the occurrence of an Event of Default, to take any and all action and to execute any and all documents and instruments which Secured Party at any time and from time to time deems necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, Debtor hereby gives Secured Party the power and right on behalf of Debtor and in its own name to do any of the following, without notice to or the consent of Debtor:

(a)           to demand, sue for, collect, or receive in the name of Debtor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents of title, or any other instruments for the payment of money under the Collateral or any policy of insurance;

(b)           to pay or discharge taxes, liens, security interests, or other encumbrances levied or placed on or threatened against the Collateral;

(c)           to send requests for verification to account debtors and other obligors;

(d)           (i) to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Secured Party or as Secured Party shall direct; (ii) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; (iii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, proxies, stock powers, verifications, and notices in connection with accounts and other documents relating to the Collateral; (iv) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization, or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms as Secured Party may determine; (v) to insure, and to make, settle, compromise, or adjust claims under any insurance policy covering any of the Collateral; and (vi) to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Debtor's expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve, or realize upon the Collateral and Secured Party's security interest therein.

This power of attorney is a power coupled with an interest and shall be irrevocable.  Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges, and options expressly or implicitly granted to Secured Party in this Agreement, and shall not be liable for any failure to do so or any delay in doing so.  Secured Party shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or in its capacity as attorney-in-fact except acts or omissions resulting from its willful misconduct.  This power of attorney is conferred on Secured Party to protect, preserve, and realize upon its security interest in the Collateral.  Secured Party shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve, or maintain any security interest or lien given to secure the Collateral.

Section 4.2                               Performance by Secured Party.  If Debtor fails to perform or comply with any of its agreements contained herein, Secured Party itself may, at its sole discretion, cause or attempt to cause performance or compliance with such agreement and the expenses of Secured Party, together with interest thereon at the Default Rate (as defined in the Note), shall be payable by Debtor to Secured Party on demand and shall constitute Obligations secured by this Agreement.  Notwithstanding the foregoing, it is expressly agreed that Secured Party shall not have any liability or responsibility for the performance of any obligation of Debtor under this Agreement.

Section 4.3                                Assignment by Secured Party.  Secured Party may from time to time assign the Obligations and any portion thereof and the Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of Secured Party under this Agreement in relation thereto.

Section 4.4                               Financing Statements.  Debtor expressly authorizes Secured Party to file financing statements showing Debtor as debtor covering all or any portion of the Collateral in such filing locations as selected by Secured Party and authorizes, ratifies and confirms any financing statement filed prior to the date hereof by Secured Party in any jurisdiction showing Debtor as debtor covering all or any portion of the Collateral.

ARTICLE V.

Default

Section 5.1                                Events of Default.  The term "Event of Default" shall mean an Event of Default as defined in the Note.

Section 5.2                                Rights and Remedies.  Upon the occurrence of an Event of Default, Secured Party shall have the following rights and remedies:

(a)           Secured Party may declare the Obligations or any part thereof immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Debtor; provided, however, that upon the occurrence of an Event of Default under clause (d) or (e) of the definition of AEvent of Default@ contained in the Note, the Obligations shall become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Debtor.

(b)           In addition to all other rights and remedies granted to Secured Party in this Agreement and in any other instrument or agreement securing, evidencing, or relating to the Obligations or any part thereof, Secured Party shall have all of the rights and remedies of a secured party under the UCC.  Without limiting the generality of the foregoing, Secured Party may (i) without demand or notice to Debtor, collect, receive, or take possession of the Collateral or any part thereof and for that purpose Secured Party may enter upon any premises on which the Collateral is located and remove the Collateral therefrom or render it inoperable, and/or (ii) sell, lease, or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at Secured Party's offices or elsewhere, for cash, on credit, or for future delivery.  Upon the request of Secured Party, Debtor shall assemble the Collateral and make it available to Secured Party at any place designated by Secured Party that is reasonably convenient to Debtor and Secured Party.  Debtor agrees that Secured Party shall not be obligated to give more than ten (10) days written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters.  Debtor shall be liable for all expenses of retaking, holding, preparing for sale, or the like, and all attorneys' fees, legal expenses, and all other costs and expenses incurred by Secured Party in connection with the collection of the Obligations and the enforcement of Secured Party's rights under this Agreement.  Secured Party may apply the Collateral against the Obligations in such order and manner as Secured Party may elect in its sole discretion.  Debtor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay the Obligations in full.  Debtor waives all rights of marshalling in respect of the Collateral.

(c)           Secured Party may cause any or all of the Collateral held by it to be transferred into the name of Secured Party or the name or names of Secured Party's nominee or nominees.

(d)           Secured Party may exercise or cause to be exercised all voting rights and corporate powers in respect of the Collateral.

(e)           On any sale of the Collateral, Secured Party is authorized (i) to disclaim any warranty, express or implied, and (ii) to sell any of the Collateral without any refurbishment or reconditioning thereof.  Debtor acknowledges and agrees that the foregoing actions by Secured Party may reduce the sales proceeds from any such sale of Collateral.

ARTICLE VI.

Miscellaneous

Section 6.1                                No Waiver; Cumulative Remedies.  No failure on the part of Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.  The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

Section 6.2                                Expenses.  Debtor will pay to Secured Party all fees and expenses (including all legal fees and expenses) incurred by Secured Party in connection with the enforcement of any of the provisions of this Agreement or the enforcement of any of the Obligations, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement of any of the Collateral or receipt of the proceeds thereof, and for the care of the Collateral and defending or asserting the rights and claims of the Secured Party in respect thereof, by litigation or otherwise; and all such fees and expenses shall be Obligations within the terms of this Agreement.

Section 6.3                                Amendment.  The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

Section 6.4                                Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party and their respective heirs, successors, and assigns, except that Debtor may not assign any of its rights or obligations under this Agreement without the prior written consent of Secured Party.

Section 6.5                                Notices.  All notices and other communications provided for in this Agreement shall be given as provided in the Note.

Section 6.6                               Applicable Law; Venue; Service of Process.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.  This Agreement has been entered into in Harris County, Texas, and it shall be performable for all purposes in Harris County, Texas.  Any action or proceeding against Debtor under or in connection with this Agreement or any other Loan Document (as defined in the Note) may be brought in any state or federal court in Harris County, Texas, and Debtor hereby irrevocably submits to the nonexclusive jurisdiction of such courts and waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court or that such court in an inconvenient forum.  Nothing in this Agreement or any other Loan Document shall affect the right of Secured Party to serve process in any other manner permitted by law or shall limit the right of Secured Party to bring any action or proceeding against Debtor or with respect to any of the Collateral in any state or federal court in any other jurisdiction.  Any action or proceeding by Debtor against Secured Party shall be brought only in a court located in Harris County, Texas.

Section 6.7                                Headings.  The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

Section 6.8                                Survival of Representations and Warranties.  All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by Secured Party shall affect the representations and warranties or the right of Secured Party to rely upon them.

Section 6.9                               Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 6.10                               Waiver of Bond.  In the event Secured Party seeks to take possession of any or all of the Collateral by judicial process, Debtor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

Section 6.11                                Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 6.12                               Obligations Absolute.  The obligations of Debtor under this Agreement shall be absolute and unconditional and, except upon payment and performance of the Obligations in full, shall not be released, discharged, reduced, or in any way impaired by any circumstance whatsoever, including, without limitation, any amendment, modification, extension, or renewal of this Agreement, the Obligations, or any document or instrument evidencing, securing, or otherwise relating to the Obligations, or any release or subordination of collateral, or any waiver, consent, extension, indulgence, compromise, settlement, or other action or inaction in respect of this Agreement, the Obligations, or any document or instrument evidencing, securing, or otherwise relating to the Obligations, or any exercise or failure to exercise any right, remedy, power, or privilege in respect of the Obligations.  Secured Party shall not have any liability or responsibility for the performance of any obligation of Debtor under this Agreement.

Section 6.13                                NO ORAL AGREEMENTS.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO.  THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

DEBTOR:

REMOTE KNOWLEDGE, INC.,
a Delaware corporation

By:          ________________________________
Randy S. Bayne, President

SECURED PARTY:

SLW INTERNATIONAL, LLC,
A Texas limited liability company

By:  ____________________________________
Ricardo A. Gijon, Chief Financial Officer

[SIGNATURE PAGE FOR SECURITY AGREEMENT]